Exhibit 10.1.1

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT

THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM

601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]

AMENDED AND RESTATED

SUPPLY AND PRODUCT SUPPORT AGREEMENT

BETWEEN

GOGO BUSINESS AVIATION LLC

AND

HUGHES NETWORK SYSTEMS, LLC

NOTICE: The contents of this document are proprietary to Gogo Business Aviation LLC and Hughes Network Systems, LLC and constitute Confidential Information of each Party subject to Section 8 (Confidentiality) of this Agreement.

Table of Contents

1.	INTERPRETATION AND DEFINITIONS.	1
2.	AGREEMENT APPLICABILITY AND LIMITATION.	1
3.	TERM.	1
4.	PAYMENT AND PRICES.	1
5.	ORDER AND PRODUCT ADMINISTRATION	2
6.	Target Market Segments	3
7.	DELIVERY AND TITLE	4
8.	CONFIDENTIALITY.	5
9.	TERMINATION.	6
10.	INSURANCE.	7
11.	INDEMNIFICATION.	8
12.	LIMITATION OF LIABILITY.	8
13.	PRODUCT MANAGEMENT.	9
14.	PERFORMANCE REQUIREMENTS.	9
15.	REPRESENTATIONS AND WARRANTIES.	12
16.	GENERAL.	12
Exhibit A: Product Requirements DocumentS
Exhibit B: Product and Pricing Sheet
Exhibit C: Product Support Assurance
Exhibit D: Definitions
Exhibit E: exceptions and responses to Rev. P of Gogo’s Quality Management Document Number D15692

THIS Amended and Restated Supply and Product Support Agreement is made and entered into as of March 31, 2023 (the “Amendment Effective Date”) by and between Gogo Business Aviation LLC, a Delaware limited liability company, having offices at 105 Edgeview Drive, Broomfield, CO 80021, and its Affiliates (collectively referred to as “Gogo”), and Hughes Network Systems, LLC, a Delaware limited liability company, having its principal place of business at 11717 Exploration Lane, Germantown, MD 20876 (“Supplier”), either or both of which may be hereinafter referred to as a “Party” or the “Parties”, respectively.

WITNESSETH

WHEREAS, the Parties entered into a Supply and Product Support Agreement, effective June 6, 2022 allowing Gogo and its Affiliates from time to time to engage Supplier to purchase certain Products and perform certain Services;

WHEREAS, the Parties wish to amend and restate the Supply and Product Support Agreement [***] and make conforming and other changes to the Agreement and Exhibits;

WHEREAS, Supplier is in the business of manufacturing and selling the Products and/or Services itemized in Exhibits A and B and desires to sell the Products to Gogo; and

WHEREAS, Gogo and its Affiliates wishes to purchase certain Product and/or Services from Supplier;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereto hereby agree as follows:

1.
INTERPRETATION AND DEFINITIONS.
1.1.
Interpretation. Unless the context otherwise requires: (i) words importing the singular include the plural and vice versa; (ii) words importing a gender include any gender; (iii) clause headings are for convenient reference only and have no effect in limiting or extending the language to which they refer in this Agreement or any Exhibit or Attachment; and (iv) expressions importing natural persons include any company, partnership, joint venture, association, corporation or other corporate body.
1.2.
Definitions. All definitions are listed alphabetically in Exhibit D.
2.
AGREEMENT APPLICABILITY AND LIMITATION.
2.1.
This Agreement and the Exhibits contain the general terms and conditions governing Supplier’s Products, Services, and business transactions to this Agreement. The execution of this Agreement alone does not authorize the conduct of any transitional business between the Parties.
2.2.
The terms and conditions of any Exhibit are supplemented by the terms and conditions of this Agreement according to Section 16.20.
2.3.
This Agreement will supplement and apply to any Order(s) submitted for Products whether or not this Agreement is referenced in the Order. From the effective date of this Agreement all Products ordered by Gogo shall be covered under this Agreement.
3.
TERM.
3.1.
This Agreement will continue in effect for [***] from the Effective Date and thereafter will automatically renew from year to year unless terminated upon notice at least 90 Days prior to the renewal date. Either Party may terminate this Agreement in accordance with Section 9 of this Agreement.
4.
PAYMENT AND PRICES.
4.1.
Payment Terms.
4.1.1.
For the HDX Product, on or before completion of IDR, Gogo shall issue a purchase order for procurement of advance material in the amount of [***] (the “HDX Advance Materials PO”) to be paid in two installments. Upon receipt of the HDX Advance Materials PO, [***]. Amounts paid under the HDX Advance Materials PO (a) will be used by Supplier exclusively for the purchase of long lead time components required for the production of the first [***] units of the HDX Product, and (b) will be credited against Gogo’s Orders for the first [***] units of production HDX Products.
4.1.2.
[***]

Proprietary & Confidential

4.1.3.
With respect to any Orders for Products, Supplier shall issue an invoice to Gogo on or any time after the completion of Delivery and only in accordance with the terms which shall be payable [***] after Gogo’s receipt of such invoice, except for any amounts disputed by Gogo in good faith. All payments hereunder will be in US dollars unless otherwise agreed to in writing. In the event of a payment dispute, Gogo shall deliver a written statement to Supplier no later than ten (10) business days prior to the date payment is due on the disputed invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed are deemed accepted and must be paid, notwithstanding disputes on other items, within the period set forth in this Section 4.1. The Parties shall seek to resolve all such disputes expeditiously and in good faith. Supplier shall continue performing its obligations under the Order notwithstanding any such dispute.
4.2.
Price. All pricing listed on the attached Exhibit B will be held firm and fixed for the duration of the term stated in such Exhibit B. If not listed in Exhibit B, then the pricing shall be as mutually agreed to in the accepted Order.
4.3.
Records; Audit. Supplier shall maintain adequate records of the amounts charged, and quality records inclusive of FAA required documents pertaining to Gogo with respect to the Products and Services under each Exhibit for ten (10) years after the shipment of the Products or provision of the Service. For purposes of clarification, except with respect to cost-reimbursement or time-and-materials based pricing, amounts charged shall not include, and Gogo shall have no right of access to or audit of, Supplier’s detailed rate and cost information (of a type that is not ordinarily provided to any other commercial Gogo or third party including the Supplier’s process for building up the applicable labor rates, overhead or fixed price elements). Supplier shall make such records available to Gogo during normal business hours upon reasonable advance written notice. Supplier shall cooperate in any audit of such records that Gogo may undertake; provided, however, that any such audit shall be at Gogo’s sole expense. For cost-reimbursement or time-and-materials pricing, if, as a result of such audit, it is determined that Supplier has overcharged Gogo, Gogo shall notify Supplier of the amount of such overcharge, and Supplier shall credit to Gogo the amount of such overcharge. In addition, if any such audit reveals an overcharge that is equal to or greater than 10% of the amounts billed for the period of time audited, Supplier shall reimburse Gogo for all costs related to the audit.
4.4.
Taxes. Gogo is liable to Supplier only for taxes which Supplier is required to collect from Gogo by law. All prices are exclusive of taxes and charges, including without limitation (i) any present or future Federal, State, or local excise, sales, or use taxes (including any VAT); (ii) any other present or future excise, sales or use tax, (including any VAT), or other charge or assessment upon or measured by the gross receipts from the transactions provided by this Agreement; (iii) any import duties, customs charges, tariffs or similar fees and (iv) any present or future property, inventory, or value-added tax or similar charge. Gogo will pay and discharge, either directly to the governmental agency or as billed by Supplier, the foregoing taxes, duties and charges and all assessments and other taxes with respect to the transactions provided in this Agreement and all Products delivered hereunder. Supplier’s invoices shall list taxes separately.
5.
ORDER AND PRODUCT ADMINISTRATION
5.1.
Obligation to Supply during the Term. Supplier agrees to sell to Gogo the Products ordered by Gogo’s duly issued Orders on the terms and conditions provided herein. Each Order shall be deemed to be incorporated as part of this Agreement upon Gogo’s issuance thereof.
5.2.
Initial Volume Commitment.
5.2.1.
[***]
5.2.2.
[***]
5.3.
Order Acceptance. Gogo and its affiliated companies may place Order(s), from time to time, with Supplier for the Products. Orders are deemed accepted by the Supplier unless Gogo receives written notice of rejection from the Supplier explaining the basis for the rejection within 7 calendar days of Gogo’s issuance of the Order in accordance with the terms and conditions of this Agreement. All terms and conditions within this Agreement shall govern said Order(s) with the exception of shipping, delivery dates and invoicing address, which will be identified within that Order. Any terms conflicting with or in addition to the terms of this Agreement will not apply unless expressly agreed to in writing by the Parties.
5.4.
Order Rejection and/or Changes. Supplier shall have the right to reject an Order only if the Order does not comply with the express requirements of this Agreement, and then only until Gogo corrects such Order. Supplier shall not reject any Order that is issued in accordance with the terms and conditions of this Agreement. Should Supplier reject an Order based upon the foregoing, Supplier shall notify Gogo in writing within 7 calendar days of such rejection and must clearly state the reason(s) Supplier is claiming the Order does not comply with this Agreement or contains additional non-agreed upon terms and any changes or additions thereto that would make the Order compliant with this Agreement. If Gogo does not agree with Supplier’s allegation that the Order is non-compliant with this Agreement, Supplier shall

Proprietary & Confidential

accept the Order as originally submitted by Gogo and continue to· perform while the Parties negotiate in good faith to resolve such issues. Changes proposed by Supplier shall not be valid or binding on Gogo unless the changes are accepted by Gogo in writing and formally incorporated into the related Order by issuing a Change Order.
5.5.
Forecasted Quantities. Gogo shall make available to Supplier, on a quarterly basis in writing or electronically, a twelve (12) month, non-binding and information-only rolling forecast as a purchase order estimate including an estimated Product lead-time (“Forecast”). The quantities listed in any Forecast are for planning purposes only, do not constitute an Order, and shall in no way bind Gogo to actually place orders for any such quantities indicated in the Forecast or otherwise expose Gogo to any form of liability. Supplier shall make available to Gogo, at least monthly in writing or electronically, a six (6) month material resource plan schedule that reflects Orders received.
6.
TARGET MARKET SEGMENTS
6.1.
[***]
6.2.
[***]
6.3.
[***]
6.3.1.
[***]
6.3.2.
[***]
6.3.3.
[***]
6.3.4.
[***]
7.
DELIVERY AND TITLE
7.1.
Time is of the Essence. Supplier acknowledges that time is of the essence with respect to its performance under this Agreement. Supplier shall notify Gogo in writing within seven (7) days of any occurrence, event, or circumstance, which may impede the proper and timely execution of Supplier’s obligations hereunder. Such notification by Supplier shall include a detailed preventative/recovery plan for such delay, including the expedited shipment of Product at Supplier’s cost.
7.2.
Delivery Terms. Delivery of Products (“Delivery”) shall be Free Carrier (FCA Incoterms 2020) Supplier’s facility in Germantown, Maryland. Supplier shall deliver Product in accordance with the quantities and date(s), specified on the Order, subject to any mutually agreed lead times. Except for repaired or replaced Products being returned under warranty, the Delivery of any Products will be deemed to have been made on the date such Products are delivered to Gogo at Supplier’s facility (the “Delivery Date”). If Delivery Dates are not stated, Supplier shall offer its best delivery date(s), which will be subject to acceptance by Gogo. Unless otherwise directed, all Product(s) shipped in one (1) day from and to a single location must be consolidated on one (1) bill of lading or air waybill, as appropriate. Supplier is responsible for creation of shipping documents as per the Order pursuant to the delivery terms stated in this Section 7.2.
7.3.
Delivery Notice. The Supplier shall send a detailed Delivery Notice to Gogo two (2) business days prior to the time of Delivery of the Product to Gogo.
7.4.
Risk of Loss and Title. Supplier bears all risk of loss or damage to Product(s) until Delivery to Gogo at the Delivery location specified in Section 7.2. The title to Product(s) passes to Gogo upon receipt of the Product(s) by Gogo.
7.5.
Export License. Gogo with support from Supplier is responsible for obtaining all necessary export licenses and completing all export clearance documents for the STE incorporating the Product.
7.6.
Expeditious Shipping. Supplier shall, at Supplier’s expense, deliver Product(s) by the most expeditious shipping method if the delivery schedule is endangered for any reason other than Gogo’s fault. If Product(s) are delinquent to Gogo’s requirements, Supplier will grant Gogo first priority for Product(s) allocation and shipment. Gogo reserves the right to reject, at no expense to Gogo, all or any part of any delivery that materially varies from the quantity authorized by Gogo for shipment. Supplier will not make any substitutions without Gogo’s prior written approval. Items shipped in advance of Gogo’s delivery schedule may be returned at Supplier’s expense. The Order number(s) must appear on all correspondence, shipping labels, and shipping documents, including all packing sheets, bills of lading, and air waybills.

Proprietary & Confidential

7.7.
Schedule Acceleration/Deceleration. Gogo may revise any delivery schedule without cost or change to the Product price stated in the applicable Order(s) if Gogo provides Supplier with written notice of the revised schedule and (a) the delivery date of the Product(s) under such Order(s) is deferred by [***] and is on or before the end of the term of this Agreement; and (b) if the delivery date is accelerated, the accelerated schedule remains compliant with all applicable Product lead times. Upon receipt of written notice of the change, Supplier shall make a good faith effort to meet those requirements as soon as possible, but in no event shall the revised schedule be implemented [***] after a notification of a schedule acceleration, or [***] after notification of a schedule deceleration subject to the terms and conditions outlined in Exhibit B.
7.8.
Packaging. For airborne Product(s) used on or in an aircraft, Supplier will pack such Product(s) in accordance with the ATA-300 specification (Category 3, Class A) and all other Product(s) shall be packed in accordance with standard commercial practices.
7.9.
Country of Origin. All Product(s), unless specifically exempted by the destination country’s governing authorities, must be marked with the country of origin (manufacture) of the Product(s) in a conspicuous place as legibly, indelibly, and permanently as the nature of the article or container permits.
7.10.
Harmonized Tariff Schedule. Supplier, upon request, shall provide Gogo with (i) the Harmonized Tariff Schedule number, country of origin information or certificates, manufacturer’s affidavits, applicable free trade agreement (“FTA”) certificates, and any other documents or information that are available to Supplier in the ordinary course as Gogo may require to comply with international trade regulations or to lawfully minimize duties, taxes, and fees, and (ii) FTA certificates for all Product(s) that qualify under one (1) or more FTAs. To the extent available to Supplier in the ordinary course and as reasonably requested by Gogo, Supplier shall provide Gogo all documents, records, and other supporting information reasonably necessary to substantiate the Product(s)’ qualification under such FTA. Upon request, Supplier shall exert reasonable efforts to help Gogo to qualify the Product(s) under FTAs.
7.11.
Shipping Documents. Upon Delivery of the Product(s) to Gogo, Supplier shall send Gogo a complete set of shipping documents including the commercial invoice, certificate of compliance, packing list, and air waybill or three original parts of the combined through bill of lading, clean without notation, necessary to release the Product(s) to Gogo’s custody.
7.12.
On Time Delivery (“OTD”).
a)
Supplier shall achieve an OTD of at least ninety-eight percent (98%). In addition, Supplier shall provide an OTD of one-hundred percent (100%) within ten (10) days of the acknowledged Order delivery date, unless otherwise agreed by the Parties.
b)
[***]
c)
In addition to the foregoing, should Supplier fail to meet the OTD, Supplier agrees to take the following corrective actions: Supplier will prepare a corrective action analysis and recovery plan for any Product that fails to meet the OTD. Supplier shall be responsible for funding and absorbing its own costs and expenditures for doing so throughout the period of this Agreement. Supplier’s senior management will present the corrective action and recovery plan to Gogo at Gogo’s location.
7.13.
Acceptance.
a)
Following the delivery of each Product by the Supplier, Gogo may conduct acceptance testing to determine whether the Product was delivered in conformance with the requirements of this Agreement. Gogo may reject (i) any Product that does not conform to any of the Specifications; (ii) any Product that is damaged during shipment to Gogo if Supplier is responsible for shipment; or (iii) any delivery of Products which does not conform with each and every requirement identified in the applicable Order. Nothing herein shall, however, be construed to limit the warranty provisions of this Agreement.
b)
Any Products rejected by Gogo, in accordance with Section 7.13(a), within [***] after Delivery by Supplier may be returned to Supplier, and Supplier shall send a conforming Product as a replacement for each rejected Product.
8.
CONFIDENTIALITY.
8.1.
Obligations. Subject to Section 8.2, Recipient agrees that it will only use Discloser’s Confidential Information only in the performance of its obligations under this Agreement (the “permitted purpose”) and only during the term of this

Proprietary & Confidential

Agreement, and it will hold Discloser’s Confidential Information in strict confidence and not disclose it to any third party except as approved in writing by Discloser. Recipient will protect Discloser’s Confidential Information using the same degree of care that Recipient uses to protect its confidential materials of a similar nature, but in no case will Recipient employ less than a commercially reasonable degree of care. Recipient will not reverse engineer or attempt to derive the composition or underlying information, structure or ideas of Discloser’s Confidential Information. Recipient will only permit access to Discloser’s Confidential Information to those of its and its Affiliates’ employees, officers, directors, contractors, subcontractors, authorized representatives, or airline partners (collectively, the “Representatives”) who have a need to know for the permitted purpose, have been informed of the confidential nature of the Confidential Information, and are bound by written confidentiality obligations no less restrictive than those contained herein. All of Recipient’s Representatives shall only use the Confidential Information for the permitted purpose and will be responsible for the disclosure and use of Confidential Information as though they were Recipient, and Recipient will be responsible for all violations of this Agreement resulting from the actions of its Representatives. Recipient will immediately notify Discloser upon discovery of any loss or unauthorized disclosure of Discloser’s Confidential Information.
8.2.
Exclusions. Recipient has no obligations under this Agreement with respect to any portion of Discloser’s Confidential Information if Recipient can establish that: (a) it was publicly available at the time it was communicated to Recipient by Discloser; (b) it became publicly available subsequent to the time it was communicated to Recipient by Discloser through no fault of Recipient, or Recipient’s Representatives; (c) it was in Recipient’s possession free of any obligation of confidence at the time it was communicated to Recipient by Discloser; (d) it was rightfully communicated to Recipient free of any obligation of confidence subsequent to the time it was communicated to Recipient by Discloser; or (e) it was developed by employees or agents of Recipient independently of and without reference to Discloser’s Confidential Information. In any dispute with respect to these exclusions, Recipient shall have the burden of proof, and such proof shall be by clear and convincing evidence. Recipient will not be in violation of this Agreement with regard to a disclosure that is in response to a requirement of applicable law, an order by a court or other governmental body, or to the extent required by the Securities and Exchange Commission in a securities filing, provided that, if feasible, Recipient provides Discloser with reasonable prior written notice of such disclosure to permit Discloser to seek confidential treatment of such information or otherwise contest or limit the disclosure thereof.
8.3.
Restrictions. Recipient will not reproduce Discloser’s Confidential Information in any form except as required to accomplish the permitted purpose. Any reproduction of any Confidential Information will remain Discloser’s property and will contain any and all confidential or proprietary notices or legends that appear on the original. Neither Party will communicate any information to the other in violation of its confidentiality obligations to any third party.
8.4.
Recipient’s obligations of confidentiality hereunder will continue in full force and effect for [***] years from the initial date of disclosure of such Confidential Information, or in the case of any trade secret, for as long as such Confidential Information remains a trade secret. Upon written request of Discloser, Recipient will promptly destroy or return to Discloser all of Discloser’s Confidential Information in any form (including electronic media and including Recipient’s notes or materials that incorporate any of Discloser’s Confidential Information), except as described in the following sentence. Recipient shall not, in connection with the foregoing obligations, be required to delete Confidential Information held electronically in archive or backup systems in accordance with general systems archiving or backup policies, and Recipient’s obligations under this Agreement will continue to apply to such Confidential Information.
9.
TERMINATION.
9.1.
Termination.
a)
[***]
b)
[***]
c)
[***]
d)
[***]
9.2.
Consequences of Termination. Upon the termination of this Agreement:
a)
Within 30 days after the effective date of such termination (and if applicable, without prejudice to Section 9.2(c)), a final invoice including all fees and charges for Products and Services performed and expenses incurred prior to and including the effective date of termination shall be generated by Supplier as set forth in each applicable Exhibit, provided that the prices to be paid for Ordered Products shall be those set forth in Exhibit B, and Gogo shall pay such invoice in accordance with Section 4.1.

Proprietary & Confidential

b)
Supplier shall deliver all Ordered Products to Gogo. Upon Gogo’s compliance with its obligations pursuant to Sections 4.1 and 9.2(a), Gogo shall be deemed to have paid Supplier for the applicable Products.
c)
Subject to Gogo’s compliance with its obligations pursuant to Sections 4.1 and 9.2(a), Supplier’s warranty and Product Support obligations shall survive the termination of this Agreement.
d)
[***]
e)
Each Party shall return to the other Party all Confidential Information of the other Party (including all copies thereof) and all other papers, materials and other property of the other Party in such Party’s possession, and certify that it has deleted such Confidential Information from all of its electronic media, provided, however, that both Parties may retain whatever Confidential Information of the other Party that is necessary to exercise any of such Party’s surviving rights or obligations hereunder. Supplier may retain one copy of such Confidential Information, as required, for archival purposes only.
10.
INSURANCE.
10.1.
Supplier shall maintain during the term of this Agreement, at its own expense, with insurance companies rated A- VIII or better by A.M. Best, the following insurance coverage: (a) Workers’ Compensation including Occupational Disease insurance, in compliance with the statutory requirements of the state, province or other jurisdiction in which the work is performed, and Employers’ Liability insurance with an insured limit of at least [***] per occurrence; (b) Commercial General Liability insurance on an occurrence basis with a minimum amount of [***] per occurrence and [***] in the aggregate for bodily injury including death, personal injury, and property damage including loss of use and also covering products/completed operations liability, broad form property damage, independent contractor coverage, and contractual liability. Cross-liability coverage as would be achieved under the standard ISO separation of insured’s clause shall be included; (c) Umbrella or Excess Liability insurance on an occurrence basis of at least [***] per occurrence; (d) Auto liability insurance covering all vehicles owned by or registered in the name of Supplier or its Affiliates and including liability for hired, rented or other non-owned vehicles with a minimum insured limit of [***] per occurrence; (e) Professional Liability or Errors and Omissions insurance with a limit not less than [***]. Coverage shall include claims for infringement of any Intellectual Property right of any third party including, without limitation, copyright and trademark infringement, claims arising from wrongful acts from technology products or professional services including coverage for claims resulting from viruses, negligent design and unauthorized access to private or Confidential Information. Such insurance shall be maintained during the term of this Agreement and for at least two years after the expiration or termination of this Agreement; (g) Privacy/Network Security (Cyber) Liability Insurance providing protection against liability for (i) privacy breaches (including protection against liability from the loss of Confidential Information (whether sensitive personal or corporate information)) in any format no matter how it occurs, (ii) system breach, (iii) denial or loss of service, (iv) introduction, implantation, or spread of malicious software code, and (v) unauthorized access to or use of computer systems in an amount not less than [***]. The policy shall include coverage for vicarious liability and cover Intellectual Property infringement, Networks Operations Security, Privacy Liability, Cyber Security, Cyber Extortion, Identification Theft and Regulatory Actions.
10.2.
The Workers’ Compensation and Occupational Disease insurance coverage in Section 10.1(a) above shall include a waiver of subrogation against Customer. Insurance coverage in Section 10.1(b) above shall (i) name Customer, its parent, subsidiaries and Affiliates as additional insured; (ii) designate Customer as primary with respect to, and not contributing to or in excess of, any other similar insurance maintained by Customer; and (iii) include a waiver of subrogation against Customer. Insurance coverage in Section 10.1(c) and Section 10.1(d) above shall (i) name Customer, its parent, subsidiaries and Affiliates as an additional insured; and (ii) include a waiver of subrogation against Customer.
10.3.
For all above mentioned policies such endorsements shall be evidenced on a certificate of insurance furnished to Customer and must provide at least 30 days’ written notice in the event of cancellation of any such policy.
10.4.
Supplier will use commercially reasonable efforts to cause any company, vendor or subcontractor being engaged for work under this Agreement, including without limitation under any Order, is bound to substantially similar terms under this Section, as appropriate or applicable, and that appropriate Certificates of Insurance or other evidence of such insurance coverage shall be provided to Supplier.
11.
INDEMNIFICATION.
11.1.
Indemnification by Supplier.

Proprietary & Confidential

11.1.1.
Supplier shall indemnify, defend (at Supplier’s expense) and hold Gogo, its Affiliates and their respective officers, directors, agents and employees harmless from and against any court costs, reasonable attorneys’ fees and expenses, settlement expenses, court-awarded damages and reasonable costs of investigation arising out of or resulting from: [***].
11.1.2.
If any of the Products or any portion thereof is held, or in Supplier’s reasonable opinion is likely to be held, in any such suit to constitute an infringement, misappropriation or violation of the rights of a third party, Supplier shall promptly, at its expense and option, either: (i) secure for Gogo the right to continue the use of such Product; or (ii) replace such Product with a substantially equivalent item that is not subject to any such claim, or modify such Product so that it becomes no longer subject to any such claim; provided, however, that after any such replacement or modification, the Product must continue to substantially conform to the Specifications, and further provided, that any such modified or replaced Product shall be subject to all Supplier warranties contained herein. If Supplier is unable to procure the right to continued use of such Product, or to modify or replace such Product, as provided in clauses (i) and (ii) of the immediately preceding sentence, then Gogo shall return such Product to Supplier, and Supplier shall refund to Gogo the amount paid to Supplier for such Products. In addition, if SOWs are specifically identified as phases of the same project in each of the applicable SOW, and Supplier fails to correct an infringement, misappropriation or violation in one of the phases, Supplier shall refund to Gogo (A) all amounts paid to Supplier for the applicable Product, and (B) all amounts paid to Supplier for other Products that are part of the same project but are rendered to be of no reasonable utility to Gogo without the applicable Product. Supplier shall have no liability under this Section 11.1 to the extent arising from: (i) use of any item provided by Supplier hereunder in combination with other items not provided or approved by Supplier or with which such items were not designed to be used; (ii) Gogo’s modification of any item provided by Supplier hereunder; or (iii) Supplier’s compliance with Gogo’s designs or specifications (where such designs or specifications form the basis for the claim, and not Supplier’s chosen implementation), or (iv) Supplier’s incorporation of technology supplied or dictated by Gogo (where such technology forms the basis for the claim).
11.2.
Indemnification by Gogo. Gogo shall indemnify, defend (at Gogo’s expense) and hold Supplier, its Affiliates and their respective officers, directors, agents and employees harmless from and against any court costs, reasonable attorneys’ fees and expenses, settlement expenses, court-awarded damages and reasonable costs of investigation arising out of or resulting from (i) any bodily injury or real or tangible personal property damage arising out of Gogo’s negligence or willful misconduct or defective Gogo Items; and (ii) any third-party claim that such third party’s patent, trademark, trade secret, copyright or trade dress right is infringed, misappropriated or violated by any Gogo Materials.
11.3.
Indemnification Procedures. Promptly after receipt by an indemnified party of a notice of any claim or the commencement of any action, such indemnified party shall: (a) notify the indemnifying party in writing of any such claim; (b) provide the indemnifying party with reasonable assistance to settle or defend such claim, at the indemnifying party’s own expense; and (c) grant to the indemnifying party the right to control the defense and/or settlement of such claim, at the indemnifying party’s own expense; provided, however, that: (i) the failure to so notify, provide assistance and grant authority and control shall only relieve the indemnifying party of its obligation to the indemnified party to the extent that the indemnifying party is prejudiced thereby; (ii) the indemnifying party shall not, without the indemnified party’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement that: (A) makes any admission on behalf of the indemnified party; or (B) consents to any injunction against the indemnified party (except an injunction relating solely to the indemnified party’s continued use of any infringing Product or Gogo Materials); and (iii) the indemnified party shall have the right, at its expense, to monitor any legal proceeding through legal counsel of its choosing, but shall have no right to settle a claim without the indemnifying party’s written consent.
12.
LIMITATION OF LIABILITY.
12.1.
EXCEPT IN CONNECTION WITH (a) SECTION 8, (b) SECTION [***], AND (c) EITHER PARTY’S INFRINGEMENT OR VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, SUBCONTRACTORS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY FOR ANY REASON, WHETHER IN CONTRACT OR IN TORT, FOR ANY DIRECT DAMAGES ARISING OUT OF OR BASED UPON THIS AGREEMENT (INCLUDING ALL ORDERS) EXCEEDING THE GREATER OF [***] PAYABLE BY GOGO TO SUPPLIER UNDER THIS AGREEMENT FOR THE PRODUCT TO WHICH THE CLAIM RELATES REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT; PROVIDED, HOWEVER, THAT IF THE DAMAGES DESCRIBED ABOVE RELATE TO MORE THAN ONE PRODUCT, THE FORGOING LIMITATIONS WILL BE COMBINED WITHOUT ALLOCATION OF DAMAGES BETWEEN THE APPLICABLE PRODUCTS.
12.2.
No Consequential Damages. EXCEPT IN CONNECTION WITH (a) SECTION 8, (b) SECTION [***], AND (c) EITHER PARTY’S INFRINGEMENT OR VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS,

Proprietary & Confidential

OFFICERS, AGENTS, SUBCONTRACTORS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, LOST PROFITS, ECONOMIC, CONSEQUENTIAL, LOSS OR DAMAGE TO DATA OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
13.
PRODUCT MANAGEMENT.
13.1.
Obsolescence. Supplier shall maintain an obsolescence management program throughout the life cycle of a Product whereby Supplier shall undertake an obligation to [***].
13.2.
[***]
13.3.
[***]
13.4.
Gogo commits to review any proposals for Change issued by the Supplier. Gogo shall reserve the discretionary right to refuse a request for Change submitted by the Supplier, with such rejection being reasonably justified in writing by Gogo. In the event that Gogo rejects the proposed Change, which cannot be circumvented by the Supplier, then Gogo shall have the option to make a last time buy of the Product.
13.5.
For all Costs of Change associated with all reasons other than a change in Regulation: (a) the Supplier shall bear the Costs of Change deriving from all minor Changes implemented by the Supplier at any time during the Agreement, and (b) Cost of Change related to Commercial Off The Shelf (“COTS”) based equipment which are requested by Gogo in the specification shall be mutually agreed by the Parties.
14.
PERFORMANCE REQUIREMENTS.
14.1.
Change in Supplier’s Manufacturing Locations. In the event that Supplier intends to close or change the manufacturing locations of any Product delivered under this Agreement, Supplier shall, at a minimum, give Gogo [***] months advance notice in writing of its intent to close or change the current manufacturing locations. [***]
14.2.
Personnel. While at a Gogo facility, Supplier’s personnel and subcontractors shall comply with reasonable requests and standard procedures and policies of Gogo. Supplier’s personnel and subcontractors will conduct themselves in a businesslike manner. If Gogo determines in good faith that a particular Supplier employee or agent is not conducting him or herself in accordance with this Agreement, then Gogo may provide Supplier with notice thereof and Supplier shall remove and replace such individual. Gogo reserves the right to deny access to its premises to any such individual.
14.3.
Proprietary Rights.
14.3.1.
With respect to any Intellectual Property developed in connection with this Agreement, the provisions of Section 2.9 of the MSA will be apply, mutatis mutandis, and are incorporated herein by this reference.
14.3.2.
Prohibited Acts. Each Party shall not:
a)
take any action that may interfere with the other Party’s Intellectual Property rights, including such other Party’s ownership or exercise thereof;
b)
challenge any right, title or interest of the other Party in such other Party’s Intellectual Property rights;
c)
make any claim or take any action adverse to such other Party’s ownership of its Intellectual Property rights;
d)
register or apply for registrations, anywhere in the world, the other Party’s Trademarks or any other Trademark that is similar to such other Party’s Trademark[s] or that incorporates such Trademarks in whole or in confusingly similar part;
e)
use any mark, anywhere, that is confusingly similar to the other Party’s Trademarks;
f)
misappropriate any of the other Party’s Trademarks for use as a domain name without such other Party’s prior written consent; or
g)
alter, obscure or remove any of the other Party’s Trademarks or trademark or copyright notices or any other proprietary rights notices placed on the products purchased under this Agreement (including Products), marketing materials or other materials.

Proprietary & Confidential

14.4.
Quality Assurance. Supplier will comply with Rev. P of Gogo’s Quality Management Document Number D15692, which is herein incorporated into this Agreement by reference and which the Supplier acknowledges having received and understood. Exhibit E hereto sets forth exceptions and responses to Rev. P of Gogo’s Quality Management Document Number D15692 as agreed to by the Parties.
14.5.
Export Control Compliance. Prior to the first shipment to Gogo of each unique part number of any of the Products, and prior to the first shipment following a change to the export classification of any Products, Supplier shall provide to Gogo written certification for each such part number of the following: for each Product supplied from the United States, its EAR Export Control Classification Number (“ECCN”); and (b) for each Product supplied outside of the United States, its Harmonized Tariff Schedule (“HTS”) number.
14.6.
Documentation. Supplier shall provide to Gogo all technical manuals applicable to the Products as outlined in Exhibit A and Exhibit C.
14.7.
Configuration Management. Supplier shall:
a)
make provisions for the identification, control, monitoring and reporting of the Configuration Management (“CM”) activities using the configuration management system referenced in each applicable SOW;
b)
ensure that the Design Data under Supplier’s Design Authority is created, submitted and can be readily integrated or incorporated into the Gogo Configuration Management Database (“CMDB”);
c)
be given restricted access, when required or where applicable, to the Gogo CMDB;
d)
assure that any Supplier employees receiving access to the CMDB shall be notified of the confidentiality obligations of Section 8 of this Agreement; and
e)
notify Gogo within 24 hours following employment termination of employees who have access to the Gogo CMDB.
14.8.
Hazardous and Conflict Minerals. Upon Gogo’s request, Supplier shall provide to Gogo written certifications of Supplier’s compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Rule 13p-1 and Form SD under the Securities Exchange Act of 1934 with respect to the Products.

For each shipment of Products, Supplier shall provide Gogo, in writing, sufficient advance warning and notice (in addition to including appropriate labels on Products, containers and packing) of any hazardous or restricted material that is an ingredient or a part of the shipment, together with such special handling instructions as may be necessary to advise logistics providers, handlers of the Products and personnel of how to exercise that measure of care and precaution that will comply with any applicable Laws and prevent bodily injury or property damage in the handling, transportation, processing, use or disposal of the Products, containers and packing.

14.9.
Mean Time Between Failures (“MTBF”) Guarantee. In addition to the warranties and obligations contained herein, Supplier warrants that the Products shall meet the MTBF guarantees as specified in the Agreement.
a)
MTBF Analysis & Reporting. The Parties agree as follows: (i) Gogo may, at its discretion, provide periodic reports of Supplier’s MTBF performance with respect to the Products; and (ii) Supplier’s shall provide Gogo with access and available data required to analyze MTBF of Products for the returned/repaired Products including but not limited to:
i.
Analysis of MTBF; and
ii.
Analysis reports including but not limited to summary of warranty returns, confirmation of fault or no fault found, root cause analysis and corrective actions.

Supplier shall, on the 5th day following the end of each quarter, provide Gogo with an electronic copy report detailing the required information as specified above, throughout the applicable Warranty Period.

b)
[***]
c)
Measured MTBF = Cumulative Flight Hours x Product Quantity / Number of Verified Failures. [***]
14.10.
Gogo Responsibilities. Gogo, at its cost and expense, shall be responsible for providing the items listed in Exhibit B (“Gogo Items”) in the quantities and in accordance with the schedule requirements set forth in Exhibit B, as required for Supplier’s manufacture and supply of the Products. Supplier will be excused from failures or delays in

Proprietary & Confidential

performance, and milestones will be adjusted if appropriate, to the extent that any such failure or delay is attributable to Gogo’s failure or delay the performance of its obligations under this Agreement, including Gogo’s obligations to provide the Gogo Items. In each instance, Gogo will give prompt notice of its failure or delay. The Parties will mutually agree on the processes for supply and delivery of Gogo Items to Supplier (including appropriate provisions for Supplier’s inventory management of Gogo Items) and for incorporation of the Gogo Items in connection with manufacturing the Products.
15.
REPRESENTATIONS AND WARRANTIES.

Supplier represents and warrants to Gogo that as of the date of this Agreement and at all times after the Effective Date of this Agreement that:

15.1.
Supplier is duly organized and validly existing and has the power and authority to execute and deliver, and to perform its obligations under, this Agreement;
15.2.
Supplier’s performance under this Agreement does not and shall not violate any law, rule, or regulation;
15.3.
All Services will be performed in a good and workmanlike manner in accordance with applicable industry standards and practices and the Products will comply with the Specifications for such Services and Products set forth in Exhibit A;
15.4.
Supplier possesses the necessary equipment, personnel, and other expertise necessary to provide the Services and Products as set forth herein; and
15.5.
The Products delivered to Gogo under this Agreement will be free from any viruses, disabling programming codes, instructions, or other such items that may interfere with or adversely affect Gogo’s permitted use of the Products.
16.
GENERAL.
16.1.
Language and Measurements. The Parties hereto have agreed that this Agreement be drafted in English only. All contractual documents and all correspondence, invoices, notices and other documents shall be submitted in English. Any necessary conversations shall be held in English. Gogo shall determine whether measurements will be in the English or Metric system or a combination of the two systems. Supplier shall not convert measurements, which Gogo has stated in an English measurement system into the Metric system in documents furnished to Gogo.
16.2.
Assignment. Neither Party may assign or transfer its rights or obligations in this agreement (by operation of law or otherwise), in whole or in part, to any person or entity without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that a Party may assign such rights or obligations upon written notice to the non-assigning Party to (a) a successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock or other corporate reorganization, or (b) its parent or Affiliate, in each of (a) and (b) upon conditions that the assignee will assume all of the Party’s obligations hereunder, is fully capable of fulfilling the assignor’s obligations under this Agreement, and does not engage in a business that is competitive with the business of the non-assigning Party. Any attempt to assign or delegate in violation of this clause will be void.
16.3.
Force Majeure. Either Party hereto shall be excused for delays or interruptions in the performance of its obligations under this Agreement or applicable SOW to the extent such delays or interruptions are otherwise not foreseeable and beyond the reasonable control of such Party, including but not limited to delays or interruptions due to war (whether or not actually declared), sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, failure of or delay in transportation, any governmental act, judicial action, priorities given U.S. Government procurements, labor dispute, shortage of labor, fuel, raw material or machinery, fire, accident, explosion, epidemic, pandemic, quarantine, storm, flood, earthquake, or other Acts of God (“Force Majeure”). The Parties specifically agree that rain, snow or other ordinary weather conditions (excluding tornadoes, hurricanes, and other major storms) do not constitute Force Majeure conditions. If any such Force Majeure occurs, the Party affected by such Force Majeure shall promptly notify the other Party in writing and use its best efforts to abate the effect of such Force Majeure and restore compliance with the terms of an Agreement as soon as possible.
16.4.
Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible.
16.5.
Notices. Each Party must provide notices or other communications to the other Party in writing by: (a) certified mail, hand delivery or delivery by a courier service to the address below set forth (or such other address as may have been furnished by or on behalf of such Party by like notice), (b) facsimile with receipt of a “transmission ok” acknowledgement, or (c) e-mail. Communications sent by facsimile or e-mail shall be deemed effectively served upon

Proprietary & Confidential

dispatch, if receipt is confirmed electronically. Communications sent by certified mail or courier service shall be deemed effectively served three (3) calendar days after deposit. All other general correspondence may be communicated by electronic means (e-mail).

Gogo	Supplier
Gogo Business Aviation LLC	Hughes Network Systems, LLC
105 Edgeview Drive, Suite 300 Broomfield, CO 80021 Attn: General Counsel, legalnotices@gogoair.com	11717 Exploration Lane Germantown, MD 20876 Attn: General Counsel, legalnotices@hughes.com
16.6.
Waiver. No waiver by either Party of a breach of any term, provision or condition of this Agreement by the other Party shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver shall be valid unless executed in writing by the Party making the waiver.
16.7.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.
16.8.
Headings. The section and subsection headings used in this Agreement are intended for reference purposes only and shall not affect the interpretation or construction of any provision of this Agreement.
16.9.
Construction. Each Party acknowledges that this Agreement was drafted jointly by the Parties, and it shall be construed neither against nor in favor of either Party. The term “including” or “include”, as used in this Agreement, shall mean “including, but not limited to”.
16.10.
Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer nor shall confer upon any person (other than the Parties hereto and their permitted assigns) any rights, benefits or remedies of any kind or character whatsoever, and no such person shall be deemed a third party beneficiary under or by reason of this Agreement.
16.11.
Accrued Rights. The termination or expiration of this Agreement shall not affect or prejudice either Party’s accrued rights hereunder.
16.12.
Governing Law, Venue and Language. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF Colorado, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT. VENUE FOR ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY THE STATE OR FEDERAL COURTS LOCATED IN DENVER, COLORADO. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS. NOTHING IN THIS AGREEMENT AFFECTS ANY STATUTORY RIGHTS OF CONSUMERS THAT CANNOT BE WAIVED OR LIMITED BY CONTRACT. THE PARTIES WAIVE JURY TRIAL WITH RESPECT TO ANY DISPUTE UNDER THIS AGREEMENT.
16.13.
Dispute Resolution. Prior to either Party initiating a formal dispute resolution procedure with respect to any dispute, that Party shall attempt to resolve such dispute informally, as follows: (a) the Parties’ respective project managers for the applicable Exhibits shall attempt in good faith to resolve all disputes. If the Project Managers are unable to resolve a dispute in an amount of time that both Parties deem reasonable under the circumstances, then upon written notice to the other Party, either Party may refer the dispute to the applicable senior corporate executives for resolution pursuant to Section 16.13(b); (b) within five (5) business days after receipt of a written notice under Section 16.13(a), the designated senior corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal dispute resolution proceeding. All negotiations shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for these proceedings shall not be used as evidence by the other Party in any subsequent litigation, provided, however, the underlying facts supporting such materials may be subject to discovery. Notwithstanding the foregoing, each Party shall be entitled to injunctive relief from a court of competent jurisdiction without the need to post any bond or demonstrate actual damages in the event of a breach or anticipatory breach by the other Party that would cause irreparable injury and damage.
16.14.
Jury Trial Wavier. Each Party waives any right to a jury trial in any proceeding arising out of or related to this Agreement.
16.15.
Retention of Records. For purchases supporting Gogo, Supplier’s quality assurance, development and production records shall be maintained on file at Supplier’s facility and available to the relevant Aviation Authority (or equivalent

Proprietary & Confidential

governmental agency in Supplier’s country that has been granted jurisdiction by the FAA) and Gogo’s Authorized Representatives. Supplier shall retain such records for a period of not less than the required retention of the Aviation Authority or ten (10) years from the date of final payment under the· applicable Order for all Products unless otherwise specified on the Order.
16.16.
Relationship of the Parties. The relationship between the Parties to this Agreement is and shall be that of independent contractors. It is expressly agreed that nothing in this Agreement shall be construed to create or imply a partnership, joint venture, agency relationship or contract of employment. Neither Party shall have the authority to make any statement, representation nor commitment of any kind, or to take any action that shall be binding on the other Party except as authorized in writing by the Party to be bound. Personnel supplied by each Party hereunder are not the other Party’s employees or agents, and each Party assumes full responsibility for: (a) its own acts, (b) compensation of its personnel, and (c) the payment of worker’s compensation, disability benefits, or unemployment insurance or for withholding or paying employment related taxes for any its personnel.
16.17.
Press Releases. Neither Party shall issue any press release concerning this Agreement without the other Party’s consent. Neither Party may use the name, trade name, trademark, logo, acronym or other designation of the other in connection with any press release, advertising, publicity materials or otherwise without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.
16.18.
Third Party Code of Conduct. Supplier shall comply with Gogo’s Third Party Code of Conduct in the performance of the Services hereunder. The Third Party Code of Conduct is located at http://www.gogoair.com/policies.
16.19.
Survival. The following Sections of this Agreement shall survive termination or expiration of this Agreement: 1, 4.3, 4.4, 8, 9.2, 11, 12, 14.3 and 16; Exhibit C with respect to any Products sold prior to termination or expiration; and Exhibit D.
16.20.
Order of Precedence. Any inconsistency in the provisions of this Agreement will be resolved by giving precedence in the following order: (1) The applicable Amendment that gives rise to the inconsistency in provisions, (2) the Agreement, (3) Exhibits, and (4) any other document incorporated by express reference as part of the Agreement; such that the provision in the higher ranked document, to the extent of the inconsistency, will prevail.
16.21.
Entire Agreement. This Agreement contains the entire agreement between the Parties with respect the supply of Products to Gogo and Product Support and supersedes any prior representations or agreements, oral or written, and all other communications between the Parties relating to the supply of Products to Gogo and Product Support. Notwithstanding the foregoing, this Agreement shall not void or modify any transfers, warranties, or indemnities of Supplier to Gogo contained in any prior agreements that relate to the Products. This Agreement will not be varied except in writing signed by an Authorized Representative of each Party.

IN WITNESS WHEREOF the Parties hereto, by their duly Authorized Representatives, have executed this Agreement as of the date first set forth above.

GOGO BUSINESS AVIATION LLC		HUGHES NETWORK SYSTEMS, LLC
By:	/s/ Sergio A. Aguirre	By:	/s/ Sean P. Fleming
Name:	Sergio A. Aguirre	Name:	Sean P. Fleming
Title:	President and Chief Operating Officer	Title:	VP and Associate General Counsel

Proprietary & Confidential